Southern First Bancshares, Inc.

Annual Shareholders' Meeting
May 16, 2017

Forward Looking Statements:

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Corporate profile:


NORTH CAROLINA
Raleigh
Asheville
Charlotte
Greenville
Atlanta
Columbia
SOUTH CAROLINA
Augusta
GEORGIA
Charleston
Savannah

Geographic footprint enhanced:

- Raleigh market expansion
- Atlanta market expansion

Right market / Right time / Right bankers

Southern First Bancshares

Corporate Profile

- **Overview:**
  - Headquartered in Greenville, South Carolina
  - 17 year old bank
  - 10 offices in Greenville, Columbia, Charleston, and Raleigh
    - Atlanta office pending

- **Financial snapshot (as of March 31, 2017)**
  - Total assets: $1.5 billion
    - 3rd largest bank headquartered in South Carolina
  - ROAA: .92% *
  - ROAE: 11.27% *
  - NPA's: .47%
  - Efficiency ratio: 61%
  - TCE: 7.74%
  - Total risk-based capital: 11.93%

* annualized based on Q1 2017

2016 Highlights:

- The value of your SFST stock improved 59%
- Net income increased 28% to $13.0 million
- Total deposits increased $105 million – 11% increase
- Total loans increased $159 million – 16% increase
- Book value per common share increased to $17.00
- Announced entry into the Raleigh, NC market

SFST Valuation

Increased 59% in 2016 / 509% over five years

1 year appreciation: **SFST: 59%** **Bank Index: 26%**

5 year appreciation: **SFST: 509%** **Bank Index: 133%**



Price Change (%)
50
25
0
-25
-50
Volume
500K
0K
Jan '16
Feb '16
Mar '16
Apr '16
May '16
Jun '16
Jul '16
Aug '16
Sep '16
Oct '16
Nov '16
Dec '16

2016 Highlight – Net Income Growth

Net Income increased 28% in 2016 to $13.0 million



Net Income to common shareholders - $ mil
$14
$12
$10
$8
$6
$4
$2
$4.4
$5.7
$10.2
$13.0
2013
2014
2015
2016

Southern FIRST

2016 Highlight – Deposit / Loan growth

Deposits up 11% / Loans up 16%


Deposits - $ thousands
$1,200
$1,100
$1,000
$900
$800
$986
$1,091
Q4 2015
Q4 2016


Loans - $ thousands
$1,300
$1,200
$1,100
$1,000
$900
$800
$1,005
$1,164
Q4 2015
Q4 2016

Southern FIRST

Loan and deposit composition:

Dollar values in thousands

Loan Composition



Consumer Construction, 2.6%
Other, 1.7%
Owner Occupied RE, 23.7%
Home Equity, 11.8%
Consumer Real Estate, 18.9%
Non-Owner Occupied RE, 21.2%
Commercial Construction, 3.0%
Business, 17.1%

MRQ Yield on Loans: 4.52%

Owner Occupied RE	$288,300
Non-Owner Occupied RE	$258,449
Commercial Construction	$36,889
Business	$208,590
Consumer Real Estate	$230,695
Home Equity	$143,673
Consumer Construction	$31,535
Other	$20,549
Gross Loans & Leases	$1,218,680
Less - Allowance for Loan Losses	($15,287)
Total Loans, Net	$1,203,393

Deposit Composition



Time & Out-of-Market Deposits > $100,000, 22.5%
Non-Interest Bearing, 20.9%
Time Deposits < $100,000, 4.1%
Savings, 1.3%
NOW Accounts, 18.9%
Money Market Accounts, 32.3%

MRQ Cost of Deposits: 0.45%

Non-Interest Bearing	$253,320
NOW Accounts	$228,640
Money Market Accounts	$391,923
Savings	$15,688
Time Deposits < $100,000	$49,367
Time & Out-of-Market Deposits > $100,000	$272,336
Total Deposits	$1,211,274

Note: Data for the period ended 03/31/2017

Invest in talent and strategic infrastructure


Integrity
VISION
Winning
Teamwork
TRUST
Service

Invest in talent and strategic infrastructure



Invest in talent and strategic infrastructure



Strategic Vision

Q1 2017 financial highlights:

- Net income increased to $3.1 million
  - $.46 per diluted share
- Return on average assets = .92%
- Return on average equity = 11.27%
- Total deposits increased 21% to $1.21 billion (1)
- Loans increased 17% to $1.22 billion (1)
- Book value increased 13% to $17.53 per share (1)
- Announced new bankers to key markets including our first bankers in the Atlanta market

(1) Compared to Q1 2016

Strategic Vision

Market expansion:

Raleigh NC


Raleigh
Skyline.com



Atlanta GA





Right Market / Right Time / Right Bankers

SFST – recent capital offering

- Issued 805,000 new shares of common stock
- Price per share - $32.75
- Net proceeds - $24.7 million

	March 31, 2017	Pro Forma Capital Raise
Tangible book value / share	$17.53	$18.98
Tangible common equity ratio	7.74%	9.33%
Tier 1 Leverage Ratio	9.21%	10.89%
Total Risk-based Capital Ratio	11.93%	13.97%

Strategic Vision:

One Chance / One Step

- Create a distinguishing value for the client — ClientFIRST
- Expand our proven ability to grow organically
- Maintain intense focus on asset quality and risk management
- Invest in talent and strategic infrastructure
- Drive improved performance for our owners

Southern First Bancshares

Growing shareholder value

- Growth – organic strength in each market
- Performance – earnings / risk management
- Model – technology / efficient structure
- Markets – attractive markets in SC, NC, & GA
- Leadership – performance driven

Southern FIRST

Southern First Bancshares, Inc.
Annual Shareholders' Meeting

Thank you for your continued support